EXHIBIT 23.1

                           CONSENT OF WEED & CO. L.P.

                                 WEED & CO. L.P.
                        40695 MACARTHUR COURT, SUITE 1450
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

WRITERss.S DIRECT NUMBER
  (949) 475-9086 Ext. 3

                                 June 28, 2001

Board of Directors
NuOasis Resorts, Inc.
4695 MacArthur Court, Suite 1450
Newport Beach, CA 92660

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated June 28, 2001 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by NuOasis Resorts, Inc.

         I further consent to the reference to my firm and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.



                                 Very truly yours,


                                 /s/April E. Frisby
                                    April E. Frisby
                                    Attorney